Exhibit (p)(4)

CODE OF ETHICS AND PERSONAL TRADING POLICY FOR NORTH AMERICA

Applicable To	• All Covered Persons (as defined below) • All entities listed on Exhibit A (collectively, “Invesco NA”)
Departments Impacted	Global Ethics Office (‘GEO’)
Risk Addressed by Policy	Clients are harmed because of a Covered Person’s conflict of interest, violation of fiduciary duties or fraudulent/deceptive personal trading activities.
Relevant Law & Related Resources

•   Rule 17j-1 under the Investment Company Act (“Rule 17j-1”)

•   Rule 204A-1 under the Investment Advisers Act (“Rule 204A-1”)

•   Ontario Securities Commission: National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”)

Approved By	• Invesco Mutual Funds Board: December 2021 • Invesco ETF Board: December 2021 • Invesco Canada Limited (“ICL”) Board: November 2021
Effective Date	January 2022

GLOSSARY

I.	BACKGROUND

This Code of Ethics and Personal Trading Policy for North America (the “Code”) requires that Covered Persons (as defined below) adhere to high standards of ethical conduct and act with integrity in accordance with their fiduciary duties. The Code is intended to comply with the requirements of Rule 204A-1, Rule 17j-1 and NI 31-103.

Rule 204A-1 and Rule 17j-1 require, among other things, the adoption and enforcement of a written code of ethics that:

•	sets forth required standards of business conduct and reflects the fiduciary duty owed to clients;
•	requires Employees to conduct themselves in compliance with applicable laws and regulations;
•	prohibits conduct that constitutes fraud, deceit or any other manipulative practice with respect to a client; and
•	establishes policies and procedures that:

o	are reasonably designed to detect and prevent activities which are or could be perceived as violating a fiduciary duty, breaching confidentiality obligations or creating a conflict of interest;
o	prohibit the misuse of Material Non-public Information (“MNPI”); and
o	address conflicts of interest arising from personal trading activities.

NI 31-103 requires registrants to establish, maintain and apply policies and procedures

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

that establish a system of controls to comply with securities legislation, including, but not limited to, the management of conflicts of interest matters, which may include personal trading activities.

II.	STANDARDS OF BUSINESS CONDUCT AND FIDUCIARY DUTIES

Each Invesco NA Adviser has a fiduciary relationship with respect to each of their Client Accounts. As such, Invesco NA and Covered Persons shall:

•	place the interests of clients ahead of their personal interests (or, in the case of Independent Directors/Trustees, the funds they oversee);
•	conduct their personal trading in a manner consistent with this Code and other applicable policies to avoid any actual or potential conflicts of interest or any abuse of position of trust and responsibility;
•	comply with applicable rules and regulations; and
•	keep all MNPI (as defined below) confidential.

Invesco NA and all Covered Persons are prohibited from:

•	profiting personally by using MNPI and disclosing MNPI to any person (except as may be permitted by law and in accordance with Invesco’s insider trading policies);
•	employing any device, scheme or artifice to defraud any Client Account;
•	making an untrue statement of a material fact or omitting to state a material fact to a client that, in light of the circumstances under which they are made, are necessary to make the statement non-misleading;
•	engaging in any act, practice or course of business that operates or would operate as a fraud or deceit to a Client Account; or
•	engaging in any manipulative practice with respect to a Client Account or securities (including price manipulation).

Invesco NA maintains other compliance policies that may be directly applicable to a Covered Person’s specific responsibilities and duties and that address additional standards of conduct for Employees. These policies are available on the Invesco Ltd. intranet site and include, but are not limited to:

• Global Code of Conduct • Global Insider Trading • Global Fraud Escalation • Global Political Contributions	• Global Outside Business Activities • Global Gifts and Entertainment • Gifts and Entertainment (U.S.) • Gifts and Entertainment (ICL)

Violations of any of the policies listed above may result in increased escalation. For further detail, refer to Section VI. regarding violations and sanctions.

III.	DEFINITIONS

“Beneficial Interest” or “Beneficial Ownership” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise,

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

to share at any time in any economic interest or profit derived from ownership of, or transaction in, a Covered Security.

A Covered Person is deemed to have a Beneficial Interest or Ownership in any:

•	Covered Security held in an account registered in the name of the Covered Person or jointly with others (e.g., joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations). For purposes of this definition, controlling means the power to exercise influence over the management or policies of a company, unless such power is solely the result of an official position with the company;
•	Covered Security held in an account registered in the name of a Covered Person’s Immediate Family Member, friend or any other third-party for which the Covered Person: (i) acts as trustee, executor, or guardian or provides investment or any other advice; or (ii) has any form of discretion or authority; and
•	interest(s) held by the Covered Person in a general or limited partnership or limited liability company.

For questions relating to whether they have Beneficial Interest in a Covered Security:

Covered Persons (excluding Independent Directors/Trustees) shall contact the GEO; and (ii) Independent Directors/Trustees shall contact the applicable Chief Compliance Officer.

“Client Account” means an Invesco Fund (with respect to Covered Persons other than Independent Directors/Trustees), a separately managed account, a personal trust or estate, an Employee benefit trust or any other account for which an Invesco NA Adviser provides investment advisory or sub-advisory services. For Independent Directors/Trustees, “Client Account” shall mean the Invesco funds they oversee.

“Compliance Reporting System” means any third party, web-based application utilized by Covered Persons (excluding Independent Directors/Trustees) for personal trading reporting, as required under this Code (e.g., Star Compliance).

“Covered Account” means any account that holds or may hold a Covered Security, such as any:

•	account in the Covered Person’s name;
•	joint or tenant-in-common account in which the Covered Person has an interest or is a participant;
•	account for which a Covered Person acts as trustee, executor or custodian; and
•	account over which a Covered Person has investment discretion or has the power (whether or not exercised) to direct the acquisition or disposition of Covered Securities (other than a Client Account that the Covered Person manages or over which they have investment discretion). It is presumed that a Covered Person can control accounts held by Immediate Family Members.

“Covered Person” means:

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	an Employee;
•	any director or officer, or full-time or part-time Employee of an Invesco Ltd.

Affiliate who is located in North America and is not otherwise subject to another Invesco Ltd. Affiliate’s code of ethics;

•	any Independent Director/Trustee;
•	any individual who is not an Employee, but who is conducting business on behalf of an Invesco Ltd. Affiliate and has access to the firm’s internal network systems;
•	any person meeting the definition of “Access Person,” as defined in Rule 17j-1 or Rule 204A-1; or
•	anyone who, at the discretion of the GEO, is deemed to be a Covered Person subject to the requirements of this Code.

For further clarity, individuals who meet the definition of a Covered Person above and are on a formal leave of absence or garden leave without access to Invesco systems are not considered Covered Persons for the time in which they are on leave.

“Covered Security” means, unless otherwise exempt from the definition as set forth below:

•	generally any: (i) investment, instrument, asset or holding (whether publicly or privately traded); (ii) Exchange-Traded Product (as defined below); (iii) closed-end fund; and (iv) option, future, forward contract, listed depositary receipt (e.g., American Depositary Receipt, American Depositary Share, Global Depositary Receipt) or other obligation involving securities, a commodity, or an index thereof (including an instrument whose value is derived or based on any of the above (a “derivative”));
•	any Invesco Fund;
•	any security or instrument that can be traded by an Invesco Ltd. Affiliate on behalf of a client; and
•	any instrument that is convertible or exchangeable into a Covered Security or which confers a right to purchase a Covered Security.

The following securities are exempt from the definition of “Covered Security:”

•	direct obligations of the U.S. government or Canadian government, or their respective agencies, instrumentalities and government-sponsored enterprises;
•	bankers’ acceptances, bank certificates of deposit, commercial paper or high- quality short-term debt instruments (including repurchase agreements);
•	shares of unaffiliated open-end mutual funds (including shares of a money market fund or shares of a unit investment trust that invests exclusively in open-end mutual funds);
•	any unit investment trust (including those advised or sub-advised by an Invesco NA Adviser). Notwithstanding the foregoing, any shares of any series of the Invesco QQQ Trust or the BLDRS Index Fund Trust shall be considered a Covered Security;
•	principal-protected or linked-note investment products;
•	in the U.S., certain qualified tuition programs established pursuant to Section 529 of the Internal Revenue Code of 1986, as amended (“529 Plans”); or
•	physical commodities (including foreign currencies).

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

“Delegated Discretionary Account” means an account for which a Covered Person has written evidence that decision-making authority has been completely relinquished to a professional money manager who is not a family member or not otherwise subject to this Code and over which the Covered Person has no direct or indirect influence or control. Notwithstanding the foregoing, the Covered Person shall be permitted to establish overall investment objectives and investment guidelines for the manager, such as indicating industries or types of securities in which the Covered Person wishes to invest.

“Designated Broker List” means the list of financial institutions where a Covered Person (excluding Independent Directors/Trustees) may maintain a Covered Account.

“Employee” means an individual who serves as a director or officer of an Invesco NA entity or who is employed on a full-time or part-time basis by an Invesco NA entity or subsidiary thereof. For purposes of this Code, the term Employee also includes the Employee’s Immediate Family Members.

“ETP Access Person” means a Covered Person who has access to Material Non-public Information attached to Invesco ETPs including but not limited to any client’s purchase or sale of Invesco ETPs and/or the holdings of an Invesco ETP or anyone else determined as such and as notified by Compliance.

“Exchange-Traded Product” or “ETP” means a security traded on an exchange that: (i) tracks an underlying security, index or financial instrument; or (ii) uses a benchmark index but whose manager(s) may change sector allocations, market-time trades, or deviate from the index. The term “ETP” includes, among other things, exchange-traded funds (“ETFs”), exchange-traded notes (“ETNs”) and exchange-traded commodities (“ETCs”).

“Global Ethics Office” or “GEO” means the team within Compliance that is responsible for monitoring conflicts in connection with Employee personal trading, political contributions, outside business activities and gifts and entertainment.

“Immediate Family Member” means a Covered Person’s spouse (including a domestic partner or another equivalent), child, stepchild, parent, stepparent, sibling, mother- in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law who share the Covered Person’s household. For questions relating to whether a family member is or should be excluded from this definition: (i) Covered Persons shall contact the GEO; and (ii) Independent Director/Trustees shall contact the applicable Chief Compliance Officer.

“Independent Director/Trustee” means any; (i) director or trustee of an Invesco Mutual Fund who is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act) of an Invesco Mutual Fund; (ii) director or trustee of an Invesco ETP who is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act) of an Invesco ETP; or (iii) member of the Invesco Canada Independent Review Committee, Invesco Canada Funds Advisory Board or Board of Directors of Invesco Corporate Class Inc. who has no other executive responsibilities or engagement in an

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Invesco Canada Fund or Invesco NA’s day-to-day activities beyond the scope of their duties as director/trustee.

“Initial Public Offering” or “IPO” means: (i) any Covered Security which is being offered for the first time on a recognized stock exchange; or (ii) an offering of securities registered under the Securities Act, the issuer of which immediately before such registration was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended or foreign regulatory equivalents thereof.

“Invesco Canada Funds” means the Invesco Funds domiciled in Canada.

“Invesco ETPs” means the Exchange-Traded Products advised by any Invesco Ltd. Affiliate.

“Invesco Fund” means any pooled investment vehicle or other proprietary investment product advised or sub-advised by an Invesco Ltd. Affiliate. The term Invesco Fund includes Invesco Canada Funds, Invesco ETPs and Invesco Mutual Funds.

“Invesco Ltd.” means the company whose shares are publicly traded on the New York Stock Exchange with the ticker symbol “IVZ.” Invesco Ltd. is the parent company of the Invesco Ltd. Affiliates.

“Invesco Ltd. Affiliate” means any direct or indirect subsidiary of Invesco Ltd.

“Invesco Mutual Funds” means the family of open-end and closed-end investment companies advised by Invesco Advisers, Inc. and registered under the Investment Company Act.

“Invesco NA” means, collectively, the entities outlined in Exhibit A.

“Invesco NA Adviser” means, collectively, the SEC-registered investment advisers outlined in Exhibit A.

“Investment Advisers Act” means the U.S. Investment Advisers Act of 1940, as amended, and the rules and regulations adopted thereunder.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and the rules and regulations adopted thereunder.

“Investment Person” generally means a Covered Person (excluding any Independent Directors/Trustees) who:

•	as part of their regular functions or duties makes or participates in making recommendations regarding the purchase or sale of securities in a Client Account (e.g., portfolio managers, securities analyst or traders); or
•	works directly with or is in the same department/investment team as a portfolio manager and is likely to be exposed to sensitive information relating to those Client Accounts for which the portfolio manager has responsibility (including those who serve an administrative function).

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

“Limited Offering” means an offering of securities that are exempt from registration pursuant to Section 4(2), 4(6), Rules 504, 505 or 506 under the Securities Act (e.g., private placements, private Special Purpose Acquisition Company, private funds and hedge funds).

“MNPI” or “Material Non-public Information” means information not known to the public that may, if disclosed, have a significant impact on the price of a financial instrument and that a reasonable investor would likely consider relevant or important when making an investment decision.

“Restricted List” means the list of issuers for which Covered Persons or an Invesco NA entity may be in possession of MNPI.

“Rights Issue” or “Rights Offer” means a dividend of subscription rights to buy additional securities in a company made to the company's existing security holders.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations adopted thereunder.

"Special Purpose Acquisition Company" or "SPAC" is a company without commercial operations and formed specifically to raise capital through an IPO for the purpose of acquiring or merging with an existing company.

IV.	PERSONAL TRADING REQUIREMENTS

1)	Covered Account Requirements for Covered Persons (excluding Independent Directors/Trustees).

•	Covered Accounts held with a broker located in the U.S. or India shall be maintained:
o	with a financial institution on the Designated Broker List (which may be accessed via the Compliance Reporting System);
o	in a qualified retirement plan that a Covered Person is not legally or unilaterally able to transfer; or
o	for the U.S. only, with any full-service broker-dealer.

•	Open-End Invesco Mutual Funds shall be held:
o	in an account maintained with a financial institution on the Designated Broker List;
o	in a qualified retirement plan that a Covered Person is not legally or unilaterally able to transfer;
o	in the Covered Person’s Invesco 401(k) or Invesco CollegeBound 529 plan; or
o	directly with the open-end Invesco Mutual Funds’ transfer agent.

For further clarity, a Covered Person may not purchase or hold Invesco Affiliated Mutual Funds outside of a financial institution on the Designated Broker List or with anyone outside of the requirements above. This requirement does not apply to other securities, such as Invesco ETPs.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	Delegated Discretionary Accounts may be established as long as such account is approved by the GEO before being established and such Covered Person provides a copy of the managed account agreement and other required information to the GEO. Duplicate Statement Requirements as described in Section IV.2 are applicable to Discretionary Accounts that have the ability to invest in Covered Securities.

2)	Trade Confirmations and Duplicate Statements for Covered Persons (excluding Independent Directors/Trustees).

Covered Persons shall make certain that trade confirmations and account statements for their Covered Accounts are provided to the GEO or applicable Compliance team through one of the following processes. All Covered Accounts must be reported in Compliance Reporting System before trading begins or upon hire. Statements are not required for accounts that do not meet the Covered Accounts definition, such as accounts that are only able to invest in Unaffiliated Mutual Funds. For further detail, refer to Section IV.1 regarding Covered Account Requirements for Covered Person and Exhibit B.

Duplicate Statement and Confirmation Requirements Based on Account Type:

•	Maintain accounts with a financial institution on the Designated Broker List. These financial institutions provide electronic trade confirmations and statements directly to Compliance.

•	Maintain accounts with a full-service broker-dealer. These financial institutions provide duplicate paper statements to Compliance. Covered Persons are required to ensure that Invesco Compliance is listed as an interested party on the account and is receiving duplicate statements and confirmations as applicable.

•	All other Covered Accounts (e.g., external retirement plans, stock plans through third-party administrators): Covered Persons shall direct their financial institution to submit statements and confirmations to the GEO. If the financial institution is unable to provide statements to Invesco directly, Covered Persons shall notify the GEO through the GEO Support Portal and will be personally responsible for submitting statements in a timely manner. Generally, trade confirmations shall be provided no later than 15 days following an executed personal securities transaction and statements must be provided within 15 days of receipt.

3)	Pre-Clearance of Personal Trades.

Covered Persons (excluding Independent Directors/Trustees): Except as noted below, Covered Persons shall pre-clear all Covered Securities transactions and Invesco’s Corporate securities in Covered Accounts through the Compliance Reporting System.

For Covered Accounts in which a Covered Person has a Beneficial Interest but does not

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

exercise control (e.g., accounts for Immediate Family Members living in a Covered Person’s household), trade requests shall be submitted either through the Covered Person or by contacting the GEO. The GEO shall provide the Covered Person with a notification of a decision regarding the trade request. Covered Persons are prohibited from executing a trade in a Covered Account until they are notified by the GEO that the trade has been approved and must carefully read the automated alert which includes request status (approved or denied).

Approval remains in effect until the end of the trading day on which it was granted, unless approval is granted after the close of the trading day (e.g., trading on a foreign market or bond exchange). In that circumstance, approval shall be valid until the close of the market on the following trading day.

Accordingly, limit orders to buy or sell securities that are only valid for the same trading day on which they are placed and expire at the close of the market are allowed. Good until cancelled orders are prohibited as it is important to avoid executing transactions outside the approval window.

If the trade is not executed within the approval window, a Covered Person shall be required to submit a new pre-clearance request and receive approval if the Employee still intends to trade in that security.

•	Pre-Clearance of Limited Offerings. Covered Persons shall provide written notification to, and receive approval from the GEO before investing in a Limited Offering. The written notification shall include a detailed description of the Limited Offering and such Covered Person may be required to provide other relevant documentation describing the investment (e.g., offering memorandum or private placement memorandum). This process shall not be required for a Limited Offering offered by an Invesco Ltd. Affiliate directly to any Covered Person as such Limited Offerings shall be considered de-facto pre- approved and pre-cleared unless otherwise directed during the offering period.

•	Exemptions from Pre-Clearance. Purchases or sales of the following are exempt from the pre-clearance requirement:

o	Covered Securities in a Delegated Discretionary Account;
o	Invesco Mutual Funds and Invesco Canada Funds (excluding closed-end Invesco Mutual Funds and closed-end Invesco Canada Funds);
o	Invesco ETPs (this Invesco ETP pre-clearance exemption does not apply to ETP Access Persons);
o	Unaffiliated ETPs;
o	Currencies, cryptocurrencies[1], and commodities, including trusts invested entirely in a currency, cryptocurrency or commodity;
o	derivatives of an index of securities, currencies, cryptocurrencies or commodities;

1 Some digital assets claiming to be cryptocurrency could be deemed securities by regulators. Please contact the Global Ethics Office if you have questions regarding the requirements of your digital assets under the Code.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

o	Invesco Mutual Fund grants awarded (Long-Term Fund Awards); and
o	securities held for Employees or an Employee’s Immediate Family Members in Invesco CollegeBound 529 Plans, Invesco Core U.S. 401(k) Plans (excluding elections in the personal choice retirement account) and registered group retirement savings plans offered by an Invesco Ltd. Affiliate.

•	Pre-clearance of Employee Share Purchase Plans and Long-Term Incentive Plans. The acquisition or deposit of shares, including IVZ shares through an Employee Share Purchase Plan or Equity Awards Program is exempt from pre-clearance. However, pre-clearance is required if Covered Persons wish to sell these shares, including IVZ shares. Please refer to the EXHIBIT B.

For further clarity, securities that are not covered Securities under this Policy also do not require pre-clearance. The specific examples include certain Fixed Income securities such as US Treasury, Certificates of Deposit, and Money Market Funds.

Independent Directors/Trustees on the Invesco Mutual Funds Board shall comply with any pre-clearance requirements for transactions involving Invesco Mutual Funds that are closed-end funds, under the Independent Director/Trustee policies and guidelines.

Independent Directors/Trustees on the Invesco ETFs and Invesco Canada Funds Board shall not be subject to any pre-clearance requirements.

4)	Trading Restrictions/Prohibitions.

Covered Persons (excluding Independent Directors/Trustees on the Invesco Mutual Funds, Invesco Canada Funds and Invesco ETFs Board).

•	Blackout Period. Covered Persons are prohibited from trading any Covered Security in a personal account on a day during which a Client Account has a pending “buy” or “sell” order in the same Covered Security.

In addition:

o	Investment Persons with knowledge of trading in a Covered Security for a Client Account are prohibited from personal trading within three trading days before and three trading days after such Client Account transaction; and
o	All other Covered Persons with knowledge of trading in a Covered Security for a Client Account are prohibited from personal trading in the same Covered Security within two trading days after such Client Account transaction.

The blackout period restrictions shall not apply to purchases and sales of a Covered Security that comply with certain specifications (e.g., large market capitalization) as may be determined from time to time by the GEO.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	Other Prohibitions. Covered Persons shall be prohibited from:
o	trading a Covered Security of an issuer on the applicable Restricted List(s);
o	purchasing a Covered Security in an IPO or secondary offering;
o	purchasing a publicly listed SPAC when the targeted company is known;
o	participating in an investment club;
o	excessive short-term trading of any open-end Invesco Funds (excluding money market funds) and/or cash-in-lieu Invesco ETPs according to the various limitations outlined in the respective prospectus or other fund disclosure documents;
o	engaging in personal trading in Covered Securities that is excessive or that compromises Invesco NA’s fiduciary duty to Client Accounts, as determined by the GEO in its discretion; and
o	for Investment Personnel, effecting short sales of a Covered Security in a Covered Account if a Client Account for which the Investment Person has investment management responsibility has a long position in such Covered Security.

Short-Term Trading Restriction for all Covered Persons (including Independent Directors/Trustees).

•	Covered Persons (excluding Independent Directors/Trustees on the Invesco Mutual Funds, Invesco Canada Funds and Invesco ETFs Board) shall not profit from the purchase and sale, or the sale and purchase, of a Covered Security (or a short sale and cover of the same Covered Security) within 60 calendar days of the trade date of the same Covered Security. Transactions in Invesco Canada Funds are subject to the short-term trading requirements outlined in the applicable prospectus.

•	This restriction shall apply to all Covered Securities, including those which are exempt from pre-clearance (e.g., Invesco Funds). Transactions in unaffiliated ETPs, currencies, cryptocurrencies, commodities, trusts invested entirely in a currency, cryptocurrency or commodity, and derivatives (e.g., options and futures) based on an index of securities, currencies, cryptocurrencies and commodities are exempt from the 60-day holding period. This exemption shall not apply to derivatives of individual securities.

•	If a Covered Security is traded within the applicable holding period, the full amount of any profit from the trade, which has not been adjusted to account for applicable taxes or related fees, shall be disgorged to a charity of Invesco Ltd.’s choice.

•	Independent Directors/Trustees on the Invesco Mutual Funds Board shall only be subject to the short-term trading restrictions described above with respect to Invesco Mutual Funds that are closed-end funds.

•	Independent Directors/Trustees on the Invesco Canada Funds and Invesco ETF Board shall not be subject to the short-term trading restrictions described above.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

5)	Special Requirements for Transactions in Invesco Ltd. Stock.

Covered Persons (excluding Independent Directors/Trustees on the Invesco Mutual Funds, Invesco Canada Funds and Invesco ETF Board): Transactions in Invesco Ltd. stock are subject to the pre-clearance and reporting requirements set forth above. Covered Persons are prohibited from engaging in transactions in publicly traded options such as puts, calls and other derivative securities relating to Invesco Ltd.’s securities, on an exchange or any other organized market. Covered Persons should refer to the Global Insider Trading policy whenever they wish to transact in Invesco Ltd. securities in a Covered Account.

Independent Directors/Trustees on the Invesco Mutual Funds, Invesco Canada Funds and Invesco ETF Board): Independent Directors/Trustees shall refrain from beneficially owning Invesco Ltd. stock.

6)	Covered Person Reporting and Periodic Certifications.

Covered Persons (excluding Independent Directors/Trustees).

•	New Hire Requirements:

o	Initial Report. Within 10 calendar days of becoming subject to the Code, each Covered Person shall be required to submit an Initial Holdings Report to the GEO, regardless of whether the Covered Person has any Covered Securities to report. The report shall contain the following information, which must be current within 45 calendar days of becoming a Covered Person:

•	a list of all Covered Securities including the name, the number of shares (for equity securities) or the interest rate and maturity date (if applicable) and the principal amount (for debt securities) for each Covered Security;
•	the security identifier (CUSIP, symbol, etc.) for each Covered Security;
•	a list of the Covered Person’s Covered Accounts, which shall generally include the name of the financial institution with which the Covered Person maintains a Covered Account, the date the account was established and the account number; and
•	the date that the report is submitted by the Covered Person to the GEO.

o	Disclosure of Covered Accounts:

•	Within 10 calendar days of becoming subject to the Code, each Covered Person shall be required to disclose all Covered Accounts.
•	Within 90 calendar days of becoming subject to the Code, Covered Persons shall be required to establish their Covered Accounts per the requirements outlined in “Covered Account Requirements.”

o	New Hire Certification. Within 30 calendar days of becoming subject to the Code, Covered Persons shall be required to review and certify to the Code

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

via the Compliance Reporting System.

•	Ongoing Requirements:

o	New Covered Accounts. Covered Persons shall report a new Covered Account via the Compliance Reporting System within 30 calendar days of opening the account.
o	Annual Holdings Report. At least annually, Covered Persons shall submit an Annual Holdings Report via the Compliance Reporting System and include the following information (which must be current within 45 calendar days of the date the report is submitted):

•	a list of all Covered Security holdings, including the Covered Security name, the number of shares (for equities); or the interest rate and maturity date (if applicable) and principal amount (for debt securities) for each Covered Security;
•	the Covered Security identifier (CUSIP, symbol, etc.);
•	the name of the broker-dealer or bank with or through which a Covered Account is held;
•	with respect to any non-public Covered Security owned by the Covered Person, a statement indicating whether the issuer has changed its name or publicly issued securities during such calendar year; and
•	the date that the report is submitted by the Covered Person to the GEO.

The Annual Holdings Report can exclude:

•	holdings in a Delegated Discretionary Account; and
•	any holdings that are designated as non-reportable on Exhibit B (e.g., unaffiliated open-end mutual funds, both unaffiliated and Invesco money market funds, and Invesco Long Term Fund Awards.

o	Annual/Ad-Hoc Certification. At least annually, Covered Persons shall certify via the Compliance Reporting System that they have read, understand and comply with the Code. Such certification shall also be required within 30 calendar days following any material changes to the Code.

Attached as Exhibit B is an Overview of Personal Trading Requirements that provides a summary of certain requirements set forth under this Code applicable to Covered Persons (excluding Independent Directors/Trustees). The Overview is not meant to serve as a replacement for reading the Code.

o	Quarterly Transaction Report.

•	Covered Persons (excluding Independent Directors/Trustees) shall complete a Quarterly Transaction Report via the Compliance Reporting System within 30 calendar days after each quarter-end, whether or not they executed transactions during the quarter.
•	Independent Directors/Trustees on the Invesco Mutual Funds Board shall complete a Quarterly Transaction Report only if the Independent

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Director/Trustee knew, or in the ordinary course of fulfilling their official duties as an Independent Director/Trustee, should have known, that,
•	during the 15- days immediately preceding or following the date of the Independent Director/Trustee’s transaction in a Covered Security: (i) an Invesco Mutual Fund purchased or sold the Covered Security; or (ii) an Invesco Mutual Fund, Invesco Advisers, Inc. or any sub-adviser to such Invesco Mutual Fund considered purchasing or selling the Covered Security.
•	Independent Directors/Trustees on the Invesco ETF Board shall complete a Quarterly Transaction Report only if the Independent Director/Trustee knew, or in the ordinary course of fulfilling their official duties as an Independent Director/Trustee, should have known, that, during the 15-days immediately preceding or following the date of the Independent Director/Trustee’s transaction in a Covered Security: (i) an Invesco ETP purchased or sold the Covered Security; or (ii) an Invesco ETP, Invesco Capital Management, LLC or any sub-adviser to such Invesco ETP considered purchasing or selling the Covered Security.
•	Independent Directors/Trustees on the Invesco Canada Funds Board shall complete a Quarterly Transaction Report only if the Independent Director/Trustee knew, or in the ordinary course of fulfilling their official duties as an Independent Director/Trustee, should have known, that, during the 15- days immediately preceding or following the date of the Independent Director/Trustee’s transaction in a Covered Security: (i) an Invesco Canada Fund purchased or sold the Covered Security; or (ii) an Invesco Canada Fund, Invesco Canada Ltd. or any sub-adviser to such Invesco Canada Fund considered purchasing or selling the Covered Security.
•	Independent Directors/Trustees subject to the above reporting requirement shall request the Quarterly Transaction Report and submit the completed report to the applicable Chief Compliance Officer.

The Quarterly Transaction Report shall include the following information:

•	the date of all transactions in that quarter, the Covered Security name, the number of shares (for equity securities), or the interest rate and maturity date (if applicable) and the principal amount (for debt securities) for each Covered Security;
•	the nature of the transaction (buy, sell, etc.);
•	the Covered Security identifier (CUSIP, symbol, etc.);
•	the price of the Covered Security at which the transaction was executed;
•	the name of the broker-dealer or bank executing the transaction; and
•	the date that the report is submitted by the Covered Person to the GEO or by the Independent Directors/Trustees to the applicable Chief Compliance Officer.

The Quarterly Transaction Report can exclude the following information:

•	transactions in Limited Offerings that have been previously disclosed to, and approved by the GEO;

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	transactions in an automatic investment plan, pre-authorized checking plan, dividend reinvestment plan, payroll deduction or transactions made on behalf of an Employee in the ICL Sponsored GWL Group Retirement Savings Plan;

•	transactions executed in a Delegated Discretionary Account;
•	transactions executed in Covered Securities that are either:
o	directly with an affiliated transfer agent; or
o	in the Covered Person’s registered group retirement savings plan (including transactions made on behalf of the Covered Person in the ICL sponsored GWL Group Retirement Savings Plan) or Invesco Core US 401(k) Plan.

V.	VIOLATIONS AND SANCTIONS

Covered Persons (excluding Independent Directors/Trustees) shall report violations and potential violations of this Code to the GEO. Independent Directors/Trustees may report violations and potential violations to the applicable CCO (or their delegate).

Violations and potential violations of the Code are investigated by GEO.

For all Covered Persons (excluding Independent Directors/Trustees): If a determination is made that a Covered Person has violated the Code, a sanction may be imposed in accordance with the escalation procedure. Sanctions vary based on the severity of the violation(s) and include, but are not limited to:

•	a letter of education, a letter of warning or letter of reprimand;
•	reversal of trades processed in violation of the Code;
•	disgorgement of profits earned in the Code violation;
•	prohibition of personal trading abilities;
•	suspension, demotion or change in Covered Person responsibilities;
•	termination of employment;
•	referral to civil or criminal authorities, where appropriate; or
•	any other sanction, as may be determined by the GEO, CCO and/or applicable governance committee.

The GEO maintains internal procedures regarding the violation investigation, sanction determination and sanction enforcement process.

In mitigating or eliminating certain conflicts of interest that arise in connection with a Covered Person’s personal trading, a Covered Person may be required to sell a Covered Security that was previously approved. In the event the sale results in a loss, the Covered Person will not be entitled to reimbursement for such loss. In the event of a gain, the Covered Person may be required to disgorge any profit.

VI.	CODE ADMINISTRATION

In general, the GEO shall be responsible for the administration and oversight of the Code and shall be responsible for:

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	providing Covered Persons with the Code and ensuring that Covered Persons submit the required certifications and reports required under the Code;
•	reviewing the personal trading activities of Covered Persons to identify potential or actual violations of the Code and promptly investigating such matters to resolve and make the appropriate remediations, if needed; and
•	promptly report any violations of the Code in writing to the applicable CCO.

In very limited circumstances, certain exceptions to any provision of the Code may be granted on a case-by-case basis by the applicable CCO or their delegate. Such exceptions shall be documented in writing by the GEO.

Any questions regarding this Code should be directed to the GEO, which may be contacted using the GEO support portal via the intranet.

VII.	REPORTING.

ICL Boards/Committees. At least quarterly, the CCO shall inform the Invesco Canada Funds Independent Review Committee of violations, sanctions imposed, material changes and any other information as may be requested from time to time relating to the Code and for the relevant review period.

Invesco Mutual Funds Board and Invesco ETF Board.

•	Quarterly: At least quarterly, each applicable CCO shall furnish a written report to the applicable Board regarding material violations of the Code by Covered Persons.
•	Annually: No less frequently than annually, each applicable CCO shall furnish a written report to the applicable Board that describes significant issues arising under the Code since the last report to the Board, including information about material violations of the Code and sanctions imposed in response to material violations. The CCO shall certify that the applicable NA Adviser to the Invesco Mutual Funds and Invesco ETFs has adopted procedures reasonably designed to prevent Covered Persons from violating the Code. At this time, the Board shall also review the current Code.
•	Material Changes to Code. The applicable Committee/Boards mentioned in section VIII of this Code shall approve any material changes made to the Code either before implementing such change or no later than six months after the change is implemented.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

EXHIBIT A

The Code of Ethics and Personal Trading Policy for North America shall apply to the following entities (collectively referred to as “Invesco NA”):

SEC registered investment advisers (referred to individually and collectively in the Code as “Invesco NA Adviser”)

•	Invesco Advisers, Inc.
•	Invesco Canada Ltd.
•	Invesco Capital Management LLC
•	Invesco Investment Advisers LLC
•	Intelliflo Advisers, Inc.
•	Invesco Managed Accounts, LLC
•	Invesco Private Capital, Inc.
•	Invesco Senior Secured Management, Inc.
•	WL Ross & Co. LLC
•	OppenheimerFunds, Inc.
•	The Investment Advisor Alliance LLC
•	Invesco Loan Manager, LLC
•	Invesco European RR L.P – Relying advisor of Invesco Loan Manager, LLC
•	Invesco RR Fund L.P. – Relying advisor of Invesco Loan Manager, LLC
•	Harbourview Asset Management Corporation – Relying advisor of Invesco Loan Manager, LLC
•	Invesco CLO Equity Fund 3 L.P. – Relying advisor of Invesco Loan Manager, LLC
•	Invesco CLO Equity Fund IV L.P. – Relying advisor of Invesco Loan Manager, LLC

SEC and FINRA registered broker-dealers

•	Invesco Capital Markets, Inc.
•	Invesco Distributors, Inc.

Invesco Canada Funds, Invesco ETPs and Invesco Mutual Funds (as defined in the Code)

Unit investment trusts sponsored by an Invesco NA Adviser

SEC registered transfer agent: Invesco Investment Services, Inc.

Texas chartered trust company: Invesco Trust Company

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

EXHIBIT B

OVERVIEW OF PERSONAL TRADING REQUIREMENTS

Below are some, but not all, of the common investment instruments and key actions required of Covered Persons (excluding Independent Directors/Trustees) under the Code.

Security Type	Pre-Clearance	Reporting	60-Day Profit Limit Restriction
Equities
Common Stocks	Yes	Yes	Yes
IPOs	PROHIBITED	PROHIBITED	N/A
Preferred Stocks	Yes	Yes	Yes
Rights Issue or Rights Offer	Yes	Yes	No
Trusts invested entirely in a currency or commodity	No	Yes	No
Exchange-Traded Products (i.e., ETFs, ETCs and ETNs)
Invesco ETPs (except for ETP Access Persons)	No	Yes	Yes
Invesco ETPs (ETP Access Persons)	Yes	Yes	Yes
Unaffiliated ETPs	No	Yes	No
Cryptocurrencies[2]
Cryptocurrencies	No	No	No
Trusts invested entirely in a cryptocurrency	No	Yes	No
Futures, Swaps and Options based on a cryptocurrency	No	Yes	No
Derivatives
Futures, Swaps and Options based on common stock and affiliated ETPs	Yes	Yes	Yes
Futures, Swaps and Options Based on an index, currencies, commodities, and unaffiliated ETPs	No	Yes	No
Mutual Funds
Invesco Open-end Mutual Funds	No	Yes	Yes
Invesco Closed-end Mutual Funds	Yes	Yes	Yes
Invesco Canada Open-end Mutual Funds	No	Yes	Subject to Prospectus Requirements

2 Cryptocurrency exemptions are subject to change and requirements may be applied to certain Employees upon notification by Compliance.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Security Type	Pre-Clearance	Reporting	60-Day Profit Limit Restriction
Invesco Canada Closed-end Mutual Funds	Yes	Yes	Yes
Unaffiliated Open-end Mutual Funds	No	No	No
Unaffiliated Closed-end Mutual Funds	Yes	Yes	Yes
Fixed Income/Bonds
US Treasury	No	No	No
Certificates of Deposit	No	No	No
Money Market Funds	No	No	No
Municipal Bonds	Yes	Yes	Yes
Corporate Bonds	Yes	Yes	Yes
Invesco Ltd. Corporate Securities
Open Market IVZ shares	Yes	Yes	Yes
Sale of IVZ shares acquired through ESPP, RSA and LTA	Yes	Yes	No
Derivatives on IVZ, short sells of IVZ or IVZ share transactions in Professionally Managed Accounts	PROHIBITED	PROHIBITED	N/A
IVR shares	Yes	Yes	Yes
Long-Term Fund Awards
Invesco Mutual Fund grants awarded	No	No	No
Limited Offerings*	Yes	Yes	Yes

*Covered Persons may not engage in a Limited Offering without first: (a) giving the GEO a detailed written notification describing the transaction and indicating whether or not they will receive compensation; and (b) obtaining prior written permission from the GEO.

This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.